                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             NATIONWIDE MUTUAL FUNDS
                             -----------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
                                       ---
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:___________

2)   Aggregate number of securities to which transaction applies:___________

3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                          Gartmore Funds Calling Script

Good  (morning,  afternoon,  evening,)  May I please speak with  Mr./Mrs.  (full name)?

My name is  _______  and I am  calling  in  regard to your  investment  with The
Gartmore Funds.  As you may know the Special  Meeting of  Shareholders  has been adjourned  for your Fund due to a lack of  participation  in proxy voting and we need your proxy vote to help the Funds  obtain a  sufficient  number of votes to conduct the formal  business of this meeting.  Whether you vote FOR,  AGAINST or
ABSTAIN,  every vote helps.  How would you like to vote your shares so that they may be represented at the meeting?

I can record those instructions for your now over the phone.

Would you like to vote all of your accounts accordingly?

*Confirmation  - I  am  recording  your  (in  favor/against/abstain)  vote.  For confirmation purposes:
     o    Please state your full name. (pause for response)
     o    According  to our  records,  you  reside in (city,  state,  zip code).
          (pause)
     o    To  ensure  that  we  have  the   correct   address  for  the  written
          confirmation, please state your street address. (pause for response)

Thank you. You will receive written  confirmation of your voting instructions in
3 to 5  business  days.  Once you  receive  your  confirmation,  if you have any questions,  feel  free to  contact  us at the toll  free  number  listed  on the confirmation.  Mr./Ms.  ___________,  your  vote is  important  and your time is greatly appreciated. Thank you and have a good (insert appropriate closing).

If "No" or negative response:
I'm sorry.  You vote is very important and will help to prevent further delay in holding this meeting. Would you mind casting an abstain vote so that your shares will be represented?

If shareholder complains "we have received multiple phone calls from you"

I understand  your concern and sincerely  apologize.  We have just been hired to take over the solicitation  effort from the company that was previously  calling you. If you vote now, we promise that you will not be contacted  again regarding this matter.